SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to § 240.14a-12
APOLLO ENDOSURGERY, INC.
(Name of Registrant as Specified In Its Charter)
_____________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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APOLLO ENDOSURGERY, INC.
1120 S. Capital of Texas Highway
Building 1, Suite 300
Austin, Texas 78746
NOTICE OF 2020 SPECIAL MEETING OF STOCKHOLDERS
To Be Held On October 7, 2020
Dear Stockholder:
You are cordially invited to attend a Special Meeting of stockholders of Apollo Endosurgery, Inc., a Delaware corporation. The meeting will be held on Wednesday, October 7, 2020 at 9:00 a.m. local time at 1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, Texas 78746.
At the meeting, we will ask our stockholders to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock upon the exercise of certain warrants issued in our recent private placement as described in the Current Report on Form 8-K filed on July 22, 2020. Such other business will be transacted as may properly come before the special meeting or any adjournment or postponement thereof.
The record date for the Special Meeting is August 18, 2020. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on
Wednesday, October 7, 2020 at 9:00 a.m. local time at
1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, Texas 78746.
The proxy statement is available at ir.apolloendo.com.

By Order of the Board of Directors

/s/ Stefanie L. Cavanaugh
Stefanie L. Cavanaugh
Secretary
Austin, Texas
August 28, 2020

You are cordially invited to attend the Special Meeting in person. Whether or not you expect to attend the Special Meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Special Meeting. Even if you have voted by proxy, you may still vote in person if you attend the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must follow the instructions from your broker, bank or other agent. In light of the ongoing COVID-19 pandemic and related public health directives to avoid public gatherings, we strongly urge stockholders to submit a proxy to vote your shares in advance of the Special Meeting by (a) visiting the Internet site listed on the proxy card or (b) calling the toll-free number listed on the proxy card. Submitting a proxy will not prevent you from voting in person, but it will help to secure a quorum, avoid added solicitation costs, and protect the health and safety of our employees, advisors and other stockholders.
We intend to hold the Special Meeting in person. However, we are actively monitoring the COVID-19 pandemic and are sensitive to public health concerns and the quarantine or shelter-in-place protocols and related restrictions that may be imposed. In the event it is not possible or advisable to hold our Special Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. These announcements will be made by press release and the filing of additional proxy materials, as applicable, with the Securities and Exchange Commission. Please also monitor our investor relations website at ir.apolloendo.com for updated information.

A list of stockholders of record will be available at the Special Meeting and, during the 10 days prior to the Special Meeting, at our corporate offices located at 1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, Texas 78746.

APOLLO ENDOSURGERY, INC.
1120 S. Capital of Texas Highway
Building 1, Suite 300
Austin, Texas 78746
PROXY STATEMENT
FOR THE 2020 SPECIAL MEETING OF STOCKHOLDERS
Wednesday, October 7, 2020
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the "Board") of Apollo Endosurgery, Inc. (sometimes referred to as the “Company” or “Apollo”) is soliciting your proxy to vote at the 2020 Special Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about August 28, 2020 to all stockholders of record entitled to vote at the Special Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after September 9, 2020.
How do I attend the Special Meeting?
The Special Meeting will be held on Wednesday, October 7, 2020 at 9:00 a.m. local time at 1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, Texas 78746. Directions to the Special Meeting may be found at www.apolloendo.com. Information on how to vote in person at the Special Meeting is discussed below.
We intend to hold the Special Meeting in person. However, we are actively monitoring the COVID-19 pandemic and are sensitive to public health concerns and the quarantine or shelter-in-place protocols and related restrictions that may be imposed. In the event it is not possible or advisable to hold our Special Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. These announcements will be made by press release and the filing of additional proxy materials, as applicable, with the Securities and Exchange Commission. Please also monitor our investor relations website at ir.apolloendo.com for updated information.
In light of the ongoing COVID-19 pandemic and related public health directives to avoid public gatherings, we strongly urge stockholders to submit a proxy to vote your shares in advance of the Special Meeting by (a) visiting the Internet site listed on the proxy card or (b) calling the toll-free number listed on the proxy card. Submitting a proxy will not prevent you from voting in person, but it will help to secure a quorum, avoid added solicitation costs, and protect the health and safety of our employees, advisors and other stockholders. Information on how to submit a proxy to vote your shares in advance of the Special Meeting is discussed below.
Who can vote at the Special Meeting?
Only stockholders of record at the close of business on August 18, 2020 will be entitled to vote at the Special Meeting. On this record date, there were 23,676,387 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on August 18, 2020 your shares were registered directly in your name with our transfer agent, Nevada Agency and Transfer Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on August 18, 2020 your shares were held, not in your name but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There is one matter scheduled for a vote:
•Proposal No. 1 - To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock upon the exercise of certain warrants (the "Proposal").
As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Special Meeting.
What if another matter is properly brought before the Special Meeting?
Our Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
For each of the matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Special Meeting, vote by proxy over the telephone, or through the Internet or vote by proxy using the proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote in person even if you have already voted by proxy.
•To vote in person, come to the Special Meeting and we will give you a ballot when you arrive.
•To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-866-230-6432 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on October 6, 2020 to be counted.
•To vote through the Internet, go to www.proxypush.com/APEN to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your Internet vote must be received by 11:59 p.m. Eastern Time on October 6, 2020 to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of August 18, 2020.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the Special Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee (sometimes referred to as shares held in “street name”) and you do not provide instructions how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on the Proposal without your instructions.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For” the approval of the issuance of shares of common stock upon the exercise of certain warrants for purposes of complying with Nasdaq listing rules.
If any other matter is properly presented at the Special Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, we may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Broadridge Financial Solutions, Inc. will be paid its customary fee of approximately $6,500, exclusive of printing and mailing fees. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the Internet.

•You may send a timely written notice that you are revoking your proxy to our Secretary at Apollo Endosurgery, Inc., 1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, Texas 78746.
•You may attend the Special Meeting and vote in person. Simply attending the Special Meeting will not, by itself, revoke your proxy.
Your most current proxy card, telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in proxy materials for next year's annual meeting of stockholders, your proposal must be submitted in writing by March 11, 2021, to our Secretary at 1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, Texas 78746. If you wish to submit a proposal (including a director nomination) at the 2021 annual meeting that is not to be included in next year’s proxy materials, you must provide specified information in writing to our corporate Secretary at the address above no earlier than the close of business on April 27, 2021, nor later than the close of business on May 27, 2021; provided, however, that if our 2021 annual meeting is held before July 27, 2021, or after September 24, 2021, notice by the stockholder to be timely must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count votes “For” and “Against,” abstentions and broker non-votes.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” including the Proposal, the broker or nominee cannot vote the shares and such shares are counted as “broker non-votes.”
How many votes are needed to approve the Proposal?
For the Proposal, stockholders have one vote for each share of our common stock owned as of August 18, 2020. Votes will be counted by the inspector of election. The affirmative vote of a majority of the total votes cast on the Proposal is required to approve the Proposal. Abstentions and broker-non-votes will have no effect on the results of the vote for the Proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our then outstanding shares of the common stock entitled to vote are present at the Special Meeting in person or represented by proxy. On the record date, there were 23,676,387 shares outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement but will have no effect on the outcome of the vote for the Proposal. If there is no quorum, the chairman of the meeting or the holders of a majority of shares present at the Special Meeting in person or represented by proxy may adjourn the Special Meeting to another date.

How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.
All references to “Apollo,” “we,” “us” or “our” in this proxy statement mean Apollo Endosurgery, Inc. and its consolidated subsidiaries.

PROPOSAL 1
TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE EXERCISE OF CERTAIN WARRANTS
Overview
In July 2020, we issued and sold (i) 2,480,000 shares of our common stock, par value $0.001 per share, at a purchase price of $1.25 per share, or the Shares, and (ii) pre-funded warrants to purchase up to 17,520,000 shares of common stock (the "Warrant Shares") at a purchase price of $1.249 per warrant, or the Warrants, for aggregate gross proceeds of approximately $25.0 million, pursuant to a Securities Purchase Agreement with the purchasers, or the Purchasers, of the Shares and Warrants. We refer to the issuance and sale of the Shares and the Warrants herein as the Financing. Upon the closing of the Financing, we received net proceeds of approximately $23.4 million after placement agent fees and deducting expenses. We intend to use the net proceeds from the Financing for working capital and general corporate purposes.
Each Warrant has an initial exercise price equal to $0.001 per Warrant Share. Holders of the Warrants may elect to net exercise their Warrants. The Warrants are immediately exercisable and may be exercised at any time until the Warrants are exercised in full, subject to the restrictions described below. To comply with applicable listing rules of The Nasdaq Stock Market LLC, we agreed to call a special meeting of our stockholders by October 7, 2020 to approve the issuance of any Warrant Shares upon exercise of the Warrants that, together with the Shares, would equal 20% or more of our total shares of common stock outstanding, as further described under “—Reasons for Stockholder Approval.” Prior to the receipt of stockholder approval of such proposal, holders of the Warrants will be restricted from exercising their Warrants if the Warrant Shares issuable upon such exercise, taken together with the Shares and any other Warrant Shares issued and outstanding, would equal 20% or more of our total shares of common stock outstanding. In addition, certain holders of the Warrants have elected to restrict their ability to exercise any portion of the Warrant to the extent that such holder would own more than 4.99% or 9.99%, depending on the applicable election, of outstanding common stock immediately after such exercise. However, any holder of a Warrant may decrease such percentage upon at least 61 days' prior written notice from the holder to us.
In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, any unexercised portion of each Warrant will be automatically net exercised in full immediately prior to the closing of such a fundamental transaction, without giving effect to any election of exercise restrictions described above following which each Warrant will immediately terminate. The Warrants will otherwise remain outstanding until they have been fully exercised.
In July 2020, we also entered into a Registration Rights Agreement with the Purchasers, or the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed to (i) file one or more registration statements with the Securities and Exchange Commission, or the SEC, within 30 days of the date of the Registration Rights Agreement to cover the resale of the Shares and the Warrant Shares, (ii) use our reasonable best efforts to have such registration statements declared effective within the time frames set forth in the Registration Rights Agreement, and (iii) use our commercially reasonable efforts to keep such registration statements effective during the time frames set forth in the Registration Rights Agreement. In the event that such registration statements are not filed or declared effective within the time frames set forth in the Registration Rights Agreement, any such effective registration statements subsequently become unavailable, or use of the prospectus contained in such registration statements is suspended for certain periods of time, we will be required to pay certain liquidated damages to the Purchasers. The registration rights set forth in the Registration Rights Agreement terminate upon the earliest to occur of the following: (i) such time as there are no Shares, Warrant Shares and Warrants outstanding, (ii) when the Shares and Warrant Shares may be freely sold pursuant to Rule 144 under the Securities Act or (iii) the first anniversary of the issuance date of the Shares and the Warrants.
This summary is intended to provide you with basic information concerning the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants and the Financing. For additional information regarding the terms of the Warrants, the Securities Purchase Agreement, the Registration Rights Agreement and the Financing, refer to our Current Report on Form 8-K, filed with the SEC on July 22, 2020, and exhibits thereto.

Reasons for Stockholder Approval
We are seeking stockholder approval to comply with Nasdaq Listing Rule 5635(d). Our common stock is currently listed on The Nasdaq Global Market and trades under the ticker symbol “APEN.” As such, we are subject to the Nasdaq Listing Rules.
Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance by us of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of our common stock, or 20% or more of voting power, outstanding before such issuance, at a price per share that is less than the lower of: (i) the closing price of our common stock immediately preceding the signing of the binding agreement; or (ii) the average closing price of our common stock for the five trading days immediately preceding the signing of the binding agreement governing such issuance.
As described above, until we obtain stockholder approval of this Proposal, holders of the Warrants will be restricted from exercising their Warrants if the Warrant Shares issuable upon such exercise, taken together with the Shares and any other Warrant Shares issued and outstanding, would equal 20% or more of our total shares of common stock outstanding. The issuance of all Warrant Shares underlying outstanding Warrants would result in the issuance of shares of common stock constituting over 20% of our shares of common stock outstanding as of July 31, 2020.
Consequences if Stockholder Approval is Not Obtained
If we do not obtain approval of this Proposal, exercises of the Warrants will remain restricted as described above. In addition, we will be required to call a stockholder meeting every three months thereafter to seek approval of this Proposal from our stockholders until the earlier of the date such approval is obtained or the Warrants are no longer outstanding. The terms of the Warrants and the Financing will not otherwise change due to failure to obtain approval of this Proposal.
Potential Risks
Following any issuance of the Warrant Shares, existing stockholders who did not participate in the Financing will have their voting interests diluted and, as a result, will have less ability to influence significant corporate decisions requiring stockholder approval. Each holder of Warrants has elected to restrict its ability to exercise any portion of its Warrant to the extent that such holder would own more than 4.99% or 9.99%, depending on the applicable election, of outstanding common stock immediately after such exercise. However, each such holder may decrease such percentage upon at least 61 days' prior written notice from the holder to us. Assuming approval by our stockholders of this Proposal and without giving effect to the beneficial ownership limitations described above, a total of 17,520,000 Warrant Shares may be issued from time to time. As of July 31, 2020, we had 23,676,387 shares of common stock outstanding.
No Appraisal Rights
Under Delaware law, stockholders are not entitled to appraisal rights with respect to this Proposal, and we will not independently provide stockholders with any such rights.
Interests of Directors
R. Kent McGaughy, Jr., a member of the Board, is a shareholder and managing director of CPMG, Inc., the general partner of certain of the Purchasers.
Vote Required
Approval of this Proposal requires the affirmative vote of a majority of the total votes cast at the meeting. Abstentions and broker non-votes, if any, will not be treated as votes cast, and therefore will have no effect on this Proposal.
Certain of our stockholders, including those affiliated with a member of our Board, have agreed to vote their shares of common stock in favor of this Proposal.
Recommendation
The Board recommends a vote “FOR” this Proposal.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of July 31, 2020 by:
•each director and nominee for director;
•each of our named executive officers;
•each stockholder known by us to be beneficial owners of more than 5% of outstanding common stock; and
•all of our current directors and executive officers as a group.
The table is based upon information supplied by officers, directors, and principal stockholders and on Schedules 13G filed with the SEC, as applicable. We have deemed shares of common stock underlying options, warrants and convertible debentures that are currently exercisable or convertible, or exercisable or convertible within 60 days of July 31, 2020, to be outstanding and to be beneficially owned by the person or entity holding such security for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity.
Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 23,676,387 shares outstanding on July 31, 2020, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for each beneficial owner is c/o Apollo Endosurgery, Inc., 1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, Texas 78746.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percentage of Total
5% Stockholders
Entities affiliated with CPMG, Inc. (1)	5,138,505	19.9%
PTV Healthcare Capital (2)	2,811,241	11.9
Stonepine Capital L.P. (3)	2,469,581	9.9
Laurence Lytton (4)	2,458,256	9.9
Entities affiliated with Nantahala Capital Management, LLC (5)	2,422,607	9.9
Entities and persons affiliated with Neil Gagnon (6)	2,392,681	9.9
H.I.G. Ventures - Endosurgery, LLC (7)	1,451,185	6.1
Directors and Executive Officers
Todd Newton (8)	754,226	3.1
Rick Anderson (9)	95,372	*
John Barr (10)	21,935	*
William D. McClellan, Jr. (11)	45,545	*
R. Kent McGaughy, Jr. (1)	5,138,505	19.9
David C. Pacitti (12)	40,426	*
Bruce Robertson, Ph.D. (7)	1,451,185	6.1
Julie Shimer, Ph.D. (13)	32,294	*
Stefanie Cavanaugh (14)	97,963	*
Bret Schwartzhoff (15)	99,465	*
All current executive officers and directors as a group (12 persons) (16)	7,986,121	30.0%
* Represents less than 1% of outstanding shares of our common stock.

(1)Amount includes (i) 477,120 shares of common stock held by Curlew Fund, LP and 135,266 shares of common stock that the Curlew Fund, LP has the right to acquire upon the conversion of 6.0% Convertible Debentures due 2024 (the "Convertible Debentures"); (ii) 45,594 shares of common stock held by Crested Crane Fund, LP; (iii) 1,707,208 shares of common stock held by Roadrunner Fund, LP and 1,352,662 shares of common stock that Roadrunner Fund, LP has the right to acquire upon the conversion of Convertible Debentures; (iv) 400,675 shares of common stock held by Mallard Fund, LP; (v) 63,671 shares of common stock held by Kestrel Fund, LP.; and (vi) 415,244 shares of common stock held by Killdeer Fund, LP and 541,065 shares of common stock that Killdeer Fund LP has the right to acquire upon the conversion of Convertible Debentures (collectively, the "CPMG Entities"). The Convertible Debentures held by the CPMG Entities may not be converted to the extent that the CPMG Entities would beneficially own more than 19.99% of our shares of common stock outstanding immediately after giving effect to the conversion. As a result, the figures presented above do not include 169,662 shares that the CPMG Entities have the right to acquire upon conversion of the Convertible Debentures. CPMG, Inc. is the general partner of each CPMG Entity and has voting and investment control over the shares beneficially owned by the CPMG Entities. R. Kent McGaughy, Jr., a member of our Board of Directors, is the sole shareholder and managing director of CPMG, Inc. and may be deemed to share voting and investment power with respect to the securities beneficially owned by the CPMG Entities. Mr. McGaughy disclaims beneficial ownership of the securities beneficially owned by the CPMG Entities except to the extent of any pecuniary interest therein. The address of the CPMG Entities is c/o CPMG, Inc., 2000 McKinney, Suite 2125, Dallas, Texas 75201.
(2)Amount includes (i) 1,347,565 shares of common stock held by PTV IV, L.P.; (ii) 605,712 shares of common stock held by PTV Special Opportunities I, L.P.; and (iii) 857,964 shares of common stock held by PTV Sciences II, L.P. PTV GP II Management, LLC has sole voting and investment control over the shares owned by PTV Sciences II, L.P. PTV GP IV Management, LLC has sole voting and investment control over shares owned by PTV IV, L.P and PTV Special Opportunities I, L.P. Mr. Matthew S. Crawford, a member of our Board of Directors until May 2020, is the sole Managing Partner of PTV GP II Management, LLC and PTV GP IV Management LLC and may be deemed to share voting and investment power with respect to the shares reported herein. The address of PTV Sciences II L.P. is 3600 N. Capital of Texas Hwy, Suite B180, Austin, TX 78746.
(3)Amount includes (i) 1,425,435 shares of common stock held by Stonepine Capital, L.P.; (ii) 879,462 shares that Stonepine Capital, L.P. has the right to acquire upon the conversion of Convertible Debentures; and (iii) 164,684 shares that Stonepine Capital, L.P. has the right to acquire upon the exercise of Warrant Shares held. A pre-funded warrant dated August 12, 2019 and the Warrant Shares held by Stonepine Capital, L.P. may not be exercised to the extent that Stonepine Capital, L.P. and its affiliated entities would beneficially own more than 9.99% of our shares of common stock outstanding immediately after giving effect to the exercise. As a result, the figures presented above do not include an additional 1,000,000 shares issuable pursuant to the pre-funded warrant dated August 12, 2019 and 2,235,316 shares issuable pursuant to the Warrant Shares. Stonepine Capital Management LLC is the general partner and investment advisor of investment funds, including Stonepine Capital, L.P., and controls its investment and voting decisions. Jon M. Plexico and Timothy P. Lynch share voting and dispositive power over the securities beneficially owned by Stonepine Capital, L.P. Each of Mr. Plexico and Mr. Lynch disclaims beneficial ownership of the shares beneficially owned by Stonepine Capital, L.P. except to the extent of any pecuniary interest therein. The address of Stonepine Capital, L.P. is c/o Stonepine Capital Management, LLC, 919 NW Bond Street, Suite 204, Bend, Oregon 97703.
(4)Mr. Lytton has sole voting and dispositive power over 2,458,256 shares of common stock, which includes 930,786 shares that Mr. Lytton has the right to acquire upon the conversion of Convertible Debentures and shared voting and dispositive power over 23,100 shares of common stock. The Convertible Debentures and Warrant Shares held by Mr. Lytton may not be converted or exercised, as applicable to the extent that Mr. Lytton would beneficially own more than 9.99% of our shares of common stock outstanding immediately after giving effect to the conversion or exercise. As a result, the figures presented above do not include 241,830 shares that Mr. Lytton has the right to acquire upon conversion of the Convertible Debentures and 3,520,000 shares that Mr. Lytton has the right to acquire upon exercise of the Warrant Shares. The address of Mr. Lytton is 467 Central Park West, New York, New York 10025.

(5)Amounts include 1,848,672 shares of common stock held by managed funds and/or separate accounts affiliated with Nantahala Capital Management, LLC and 573,935 shares that such entities have the right to acquire upon the conversion of Convertible Debentures. The Convertible Debentures may not be converted to the extent that Nantahala Capital Management, LLC and/or its managed funds and/or separate accounts would beneficially own more than 9.99% of our shares of common stock outstanding immediately after giving effect to the conversion. The Warrant Shares held by Nantahala Capital Management, LLC and/or its managed funds and/or separate accounts may not be exercised to the extent that Nantahala Capital Management, LLC and/or its managed funds and/or separate accounts would beneficially own more than 4.99% of our shares of common stock outstanding immediately after giving effect to the conversion. As a result, the figures presented above do not include 891,837 shares that Nantahala Capital Management, LLC and/or its managed funds and/or separate accounts have the right to acquire upon the conversion of the Convertible Debentures and 11,200,000 shares that Nantahala Capital Management, LLC and/or its managed funds and/or separate accounts have the right to acquire upon the exercise of the Warrant Shares. Nantahala Capital Management, LLC is a registered investment adviser and has been delegated the legal power to vote and/or direct the disposition of such shares as a general partner or investment manager and would be considered the beneficial owner of such shares. The above shall not be deemed to be an admission by the record owners that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the reported shares. The address of Nantahala Capital Management, LLC and the affiliated funds and separately managed accounts is c/o Nantahala Capital Management, LLC, 130 Main St., 2nd Floor, New Canaan, Connecticut 06840.
(6)Mr. Gagnon and affiliated entities may be deemed to have voting and dispositive power with respect to 2,118,300 shares of common stock and 274,381 shares that Mr. Gagnon and affiliated entities have the right to acquire upon the conversion of Convertible Debentures. The Convertible Debentures and Warrant Shares held by Mr. Gagnon and affiliated persons or entities may not be converted or exercised, as applicable, to the extent that Mr. Gagnon and affiliated persons or entities would beneficially own more than 9.99% of our shares of common stock outstanding immediately after giving effect to the conversion or exercise. As a result, the figures presented above do not include 165,352 shares that Mr. Gagnon and affiliated persons and entities have the right to acquire upon conversion of the Convertible Debentures and 400,000 shares that Mr. Gagnon and affiliated persons and entities have the right to acquire upon the exercise of the Warrant Shares. Mr. Gagnon is the managing member and principal owner of Gagnon Securities LLC, an investment manager for several customer accounts, foundations, partnerships and trusts (the “Accounts”). Mr. Gagnon and Gagnon Securities LLC may be deemed to share voting and dispositive power with respect to shares of common stock held by the Accounts, including the affiliated entities described above. Mr. Gagnon and Gagnon Securities LLC each expressly disclaims beneficial ownership of all securities held by the Accounts. Mr. Gagnon is also the chief executive officer of Gagnon Advisors, LLC, an investment manager to Gagnon Investment Associates, LLC (“GIA”), which may be deemed to share voting and dispositive power with respect to certain shares of common stock held by GIA. Mr. Gagnon and Gagnon Securities LLC each expressly disclaims beneficial ownership of all securities held by GIA. The address of Mr. Gagnon, Gagnon Investment Associates, LLC and the Accounts is c/o Gagnon Securities, LLC, 1370 Avenue of the Americas, 24th Floor, New York, New York 10019.
(7)H.I.G. Capital, LLC has sole voting and investment control over the shares owned by H.I.G. Ventures-Endosurgery, LLC. Bruce Robertson, Ph.D. is a managing director of H.I.G. Capital, LLC and may be deemed to share voting and investment power with respect to the shares owned by H.I.G. Ventures - Endosurgery, LLC. The address of H.I.G. Ventures - Endosurgery, LLC is 1450 Brickell Avenue, 31st Floor, Miami, FL 33131.
(8)Consists of (i) 293,941 shares held directly; (ii) 333,515 shares issuable to Mr. Newton pursuant to stock options exercisable within 60 days of July 31, 2020; and (iii) 126,770 shares that Mr. Newton has the right to acquire upon the conversion of Convertible Debentures.
(9)Consists of 95,372 shares held directly by Mr. Anderson.
(10)Consists of (i) 5,399 shares held directly and (ii) 16,536 shares issuable to Mr. Barr pursuant to stock options exercisable within 60 days of July 31, 2020.

(11)Consists of (i) 12,880 shares held by the William D. McClellan & Jan McClellan CO-TTE McClellan Living Trust U/A and (ii) 32,665 shares issuable to Mr. McClellan pursuant to stock options exercisable within 60 days of July 31, 2020.
(12)Consists of (i) 8,736 shares held directly and (ii) 31,690 shares issuable to Mr. Pacitti pursuant to stock options exercisable within 60 days of July 31, 2020.
(13)Consists of (i) 7,756 shares held directly and (ii) 24,538 shares issuable to Dr. Shimer pursuant to stock options exercisable within 60 days of July 31, 2020.
(14)Consists of (i) 21,380 shares held directly; (ii) 68,659 shares issuable to Ms. Cavanaugh pursuant to stock options exercisable within 60 days of July 31, 2020; and (iii) 7,924 shares that Ms. Cavanaugh has the right to acquire upon the conversion of Convertible Debentures.
(15)Consists of (i) 25,735 shares held directly and (ii) 73,730 shares issuable to Mr. Schwartzhoff pursuant to stock options exercisable within 60 days of July 31, 2020.
(16)Includes current directors and executive officers and nominees to our Board. For purposes of determining the number of shares beneficially owned by directors, executive officers, and nominees as a group, any shares beneficially owned by more than one director or executive officer are counted only once.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Apollo stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Apollo. Direct your written request to Apollo Endosurgery, Inc. 1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, Texas 78746, Attention: Investor Relations or Secretary, at (512) 279-5100. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Special Meeting other than that referred to herein. If any other business should properly come before the Special Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with his or her best judgment.
By Order of the Board of Directors

/s/ Stefanie L. Cavanaugh
Stefanie L. Cavanaugh
Secretary
Austin, Texas
August 28, 2020

SPECIAL MEETING OF STOCKHOLDERS OF APOLLO ENDOSURGERY, INC.

Date: Wednesday, October 7, 2020
Time: 9:00 A.M. (Central Daylight Time)
Place: 1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, TX 78746
See Voting Instruction on Reverse Side.

Please make your marks like this: ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote **FOR** the following proposal:

	For	Against	Abstain	Directors Recommend ↓
1: Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of common stock upon the exercise of certain warrants.	☐	☐	☐	For

Note: Such other business as may properly come before the meeting or any adjournment

To attend the meeting and vote your shares in person, please mark this box. ☐

Authorized Signatures - This section must be completed for your instructions to be executed.

Please Sign Here _______________ Please Date Above _______________

Please Sign Here _______________ Please Date Above _______________

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Special Meeting of Stockholders of Apollo Endosurgery, Inc.
to be held on Wednesday, October 7, 2020
for holders as of August 18, 2020
This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/APEN
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call **866-230-6432**
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL
- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Todd Newton and Stefanie Cavanaugh, as proxies, with full power of substitution and revocation, and authorizes each of them to vote all the shares of common stock of Apollo Endosurgery, Inc. that the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PROXY TABULATOR FOR

APOLLO ENDOSURGERY, INC.
P.O. BOX 8016
CARY, NC 27512-9903

Revocable Proxy — Apollo Endosurgery, Inc.
Special Meeting of Stockholders
October 7, 2020 9:00 a.m. (Central Daylight Time)
This Proxy is solicited on behalf of the Board of Directors

The undersigned appoints Todd Newton and Stefanie Cavanaugh with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Apollo Endosurgery, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders on Wednesday, October 7, 2020 at 9:00 a.m. at Apollo Endosurgery, Inc., 1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, Texas 78746, and any and all adjournments thereof, as set forth below.

This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted in accordance with the Board of Directors' recommendations.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

→ Please separate carefully at the perforation and return just this portion in the envelope provided. →